DAVIS HIGH INCOME FUND, INC.
                    DAVIS TAX-FREE HIGH INCOME FUND, INC.
                          124 East Marcy Street
                       Santa Fe, New Mexico 87501
                             1-800-279-0279


                  NOTICE OF SPECIAL MEETINGS OF SHAREHOLDERS
                          TO BE HELD MARCH 25, 1997

     Enclosed are your Proxy Statement and Proxy for the special meetings (the "Special Meetings") of the shareholders of Davis High
Income Fund, Inc. ("Davis High Income") and Davis TaxFree High Income
Fund, Inc. ("Davis Tax-Free")(each a "Fund" or collectively, the "Funds") to be held at the office of the Funds, 124 East Marcy Street, Santa Fe, New Mexico on Tuesday, March 25, 1997, at 9:30 a.m. Mountain Time, for the following purposes and to transact such other business as may properly come before the Special Meetings or any adjournment thereof:

     1. To consider approval of a sub-advisory agreement with Davis Selected Advisers-NY, Inc., an affiliate of the Adviser (the "Proposed Sub-Advisory Arrangement") (Item 1 in the Proxy Statement);

     2.  To consider the election of Christian R. Sonne, LeRoy E.
Hoffberger and Jeremy H. Biggs as Directors of the Funds. (Item 2 in the Proxy Statement).

     These proposals are described in the attached Proxy Statement, which should be read carefully. Only shareholders of record on February 21 , 1997 will be entitled to vote at the Special Meetings.


                                         BY ORDER OF THE BOARD OF DIRECTORS

                                         Eileen R. Street
March 3, 1997                            Secretary



SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON FEBRUARY
21, 1997 ARE ENTITLED TO VOTE AT THE SPECIAL MEETINGS. WHILE WE WOULD LIKE VERY MUCH TO HAVE EACH OF YOU AT THE SPECIAL MEETINGS, WE REALIZE THIS MAY NOT BE POSSIBLE. HOWEVER, WHETHER OR NOT YOU ATTEND THE SPECIAL MEETINGS, YOUR VOTE IS IMPORTANT.

TO SECURE REPRESENTATION OF THE MOST SHARES POSSIBLE AND TO SAVE THE EXPENSE OF FURTHER MAILINGS, PLEASE MARK YOUR PREFERENCES, SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE THE SPECIAL MEETINGS OR VOTE IN PERSON IF YOU ATTEND THE SPECIAL MEETINGS




                        DAVIS HIGH INCOME FUND, INC.
                  DAVIS TAX-FREE HIGH INCOME FUND, INC.
                       124 East Marcy Street
                   Santa Fe, New Mexico 87501
                         1-800-279-0279

                  ______________________________


                        PROXY STATEMENT
                         March 3, 1997


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Davis High Income and Davis Tax-Free High Income (the "Board"), to be used at the Special Meetings of the shareholders of the Funds which will be held at 124 East Marcy Street, Santa Fe, New Mexico on Tuesday, March 25, 1997 at 9:30 a.m. Mountain Time and at any adjournment thereof, for the purposes set forth in the accompanying Notice.

     This Proxy Statement and the accompanying Proxy are first being sent to shareholders of the Funds on or about March 3, 1997. The expenses of preparing, printing and mailing the Notice, Proxy Statement and Proxy and of soliciting proxies and holding the Special Meetings will be borne by Davis Selected Advisers, not the Funds.

     Proxies are solicited by mail. Additional solicitations may be made by telephone, telegraph or personal contact by officers of the Selected Funds and by officers and employees of Davis Selected Advisers, (the "Manager") or its general partner. In addition, Shareholders
Communications Corporation or any agent appointed by the Adviser may assist in soliciting proxies for the meeting and will be paid a fee for such assistance plus out-of-pocket expenses (any such fees or expenses will be paid by Davis Selected Advisers; not the Funds). A Proxy which has been executed and returned may be revoked by any shareholder prior to the voting of the Proxy on any matter. Proxies may be revoked by voting in person at the Special Meetings or by writing to the Secretary of the Selected Funds at 124 East Marcy Street, Santa Fe, New Mexico 87501 at any time before the Special Meetings.

     Shares represented by Proxies that are executed and returned will be voted on all matters presented at the Special Meetings in accordance with the instructions contained therein. In the absence of any instructions, such shares will be voted for the approval of the Proposed Sub-Advisory Arrangement and for the election of Christian Sonne, LeRoy Hoffberger and Jeremy Biggs as directors of the Funds. If a broker indicates on a proxy that, as to certain shares, it does not have discretionary authority to vote on a particular matter, those shares will not be considered present and entitled to vote with respect to that matter. Abstentions will be treated as present for quorum purposes but as not voted for purposes of determining the approval of any matter submitted. Any adjournment will be determined in a manner consistent with the shareholder votes on the foregoing proposals.

     As of the date of this Proxy Statement, the Board knows of no other matters to be brought before the Special Meetings. If, however, other matters are properly presented for consideration, Proxies not otherwise limited will be voted in accordance with the judgment of the persons named in the Proxy, acting pursuant to the discretionary authority contained therein.
Shareholders of record at the close of business on February 21, 1997
(the "Record Date") will be entitled to vote at the Meeting or any adjournment thereof. The holders of a majority of the votes eligible to be cast at the close of business on the Record Date present in person or represented by proxy will constitute a quorum for the Meeting. Each outstanding dollar of net asset value per share is entitled to one vote. As of the record date, there were 12,294,799.387 shares outstanding of which 10,203234.214 shares are Class A with a net asset value of $4.80 per share, and 2,091565.173 Class B shares outstanding with a net asset value of $4.77 per share of Davis High Income Fund. As of the record date, there were 17,217,429.75 shares outstanding of which 5,468013.716 shares are Class A with a net asset value of $9.18 per share, and 11,749,416.038 Class B shares outstanding with a net asset value of $9.16 per share of Davis Tax-Free High Income Fund.

      ITEM 1:  CONSIDERATION OF THE PROPOSED SUB-ADVISORY ARRANGEMENT

     The Adviser and national distributor of the Funds is Davis Selected Advisers, L.P, located at 124 East Marcy Street, Santa Fe, New Mexico 87501. Its sole General Partner is Venture Advisers, Inc. Shelby M.C. Davis is the chief executive officer and controlling shareholder of the General Partner.

     Effective December 1, 1996, the Adviser entered into a
Sub-Advisory Agreement (the "Agreement") with Davis Selected Advisers
- NY, Inc. ("DSA-NY"), an affiliate of the Adviser, under which DSA-NY performs research and portfolio management functions for the Funds. The Agreement is set forth in full as Exhibit A hereto. This arrangement will not affect the Sub-Advisory Agreement between each of the Funds and Stamper Capital & Investments, Inc. Stamper Capital & Investments will continue to provide investment advisory services to the Fund and will continue receiving fees from the Adviser for such services. Clark Stamper will continue to provide portfolio management services for the Funds.

     The Agreement was approved by the Board (including a majority of the directors who are not parties to the Agreement, have no financial interest in the Agreement and are not "interested persons" (as defined in the Investment Company Act of 1940) of any party to the Agreement (the "Independent Directors")) on July 1996. The continuation of the
Agreement beyond April 1, 1997 is subject to the affirmative vote of the holders of the lesser of: (i) 67% or more of the shares of each Fund present in person or represented by proxy at the Special Meetings if the holders of more than 50% of the outstanding shares of each Fund entitled to vote are present in person or represented by proxy or (ii) more than 50% of the outstanding shares of each Fund entitled to vote at the Special Meetings.

     Each Fund will vote separately with respect to the Proposed
Sub-Advisory Arrangement. In the event that the Proposed Sub-Advisory Arrangement is not approved as to any Fund, it will continue until April 1, 1997 and the Board will take such action as they deem advisable under the circumstances.

     Under the Agreement, DSA-NY performs research and portfolio management services as requested by the Adviser. DSA-NY is responsible for complying with stated policies and applicable laws, including compliance with the Adviser's Code of Ethics.

     In lieu of a sub-advisory fee, the Adviser will pay DSA-NY all reasonable direct and indirect costs associated with the maintenance of an office and the performance of the terms of the Agreement. All payments to DSA-NY will be made by the Adviser. Fees paid by the Funds will not be affected in any way.

     The Adviser is paid a fee based on each Funds' average daily net assets at an annual rate as follows:

     Davis High Income: 0.70% on average net assets up to $250 million, 0.60% on the next $250 million of average net assets and 0.55% on average net assets over $500 million.

     Davis Tax-Free: 0.65% on the first $250 million, 0.60% on the next $250 million of average net assets and 0.55% on average net assets over $500 million.

     If approved, the Agreement will initially remain in effect for a period not exceeding two years. Thereafter, it continues in force yeartoyear provided that such continuance is approved by each Fund's
Board of Directors, including a majority of the Independent Directors. The Agreement will terminate in the event of its assignment (as defined in the Investment Company Act of 1940) or in the event of the termination of the investment advisory agreement with the Adviser. It may be terminated, without penalty upon 60 days prior written notice by the Adviser by the Board of Directors of a Fund, by majority vote of the shareholders or by DSA-NY. It will automatically terminate as to a Fund upon the termination of the Adviser's Advisory Agreement with the Fund.

     Under the Sub-Advisory Agreement, DSA-NY will not be subject to liability to the Funds or their shareholders for any act or omission in the course of, or connected with, rendering services under the Proposed Sub-Advisory Agreement, or for any losses that may be sustained in the purchase, holding or sale of any security, barring willful misfeasance, bad faith or gross negligence, or reckless disregard of obligations or duties.

     DSA-NY, a wholly-owned subsidiary of the Adviser, is a registered investment adviser organized in 1996. DSA-NY's offices are located in New York, New York. The Adviser's offices are located in Santa Fe, New Mexico. The Adviser and the Board believes it is advantageous to the Funds to have this Agreement, which will enable the Adviser, through DSA-NY, to attract additional, experienced personnel to perform services on behalf of the Funds but who desire to remain in the vicinity of New York City.
The Boards of Directors of the other funds managed by the Manager (Davis
New York Venture, Inc., Davis Series, Inc., Davis International Series, Inc., Selected American Shares, Inc., Selected Special Shares, Inc. and Selected Capital Preservation Trust) have approved identical agreements and the shareholders of such funds, with the exception of Davis New York Venture Fund, Inc., will be voting on the agreements at meetings held on the same day as the Special Meetings. The shareholders of Davis New York Venture Fund, Inc. voted to approve the Sub-Advisory Agreement on October 16,
1996. The proposal does not involve any changes in the investment objectives or policies of the Fund.

                    THE BOARD OF DIRECTORS RECOMMENDS
                  APPROVAL OF THE SUBADVISORY AGREEMENT

                      ITEM 2:  ELECTION OF DIRECTORS

     There are currently nine directors, all of whom will serve until their respective successors are elected and qualify or until a director's earlier death, resignation, retirement or removal. Martin H. Proyect resigned from the Board effective October 15, 1996.
At this Meeting, shareholders are being asked to vote on the election of three directors: Christian Sonne, LeRoy Hoffberger and Jeremy Biggs. All of the other directors have already been elected by the shareholders. Mr. Sonne has served as a director since July 31, 1995; Mr. Hoffberger
since March 18, 1991 and Mr. Biggs since July 31, 1995.   Mr. Biggs has
been the Chairman of the Board since July 31, 1995.

     Directors are elected by a plurality of votes of each Fund cast at the meeting.

     The following table sets forth certain information as to each of the directors of the Funds. All directors hold similar positions with each of the Funds. In addition, Mr. Davis is a Director of five other mutual funds managed by the Adviser: Davis New York Venture Fund, Inc., Davis Series, Inc., Davis International Series, Inc., Selected American Shares, Inc., Selected Special Shares, Inc. and Selected Capital Preservation Trust.

Current Directors:


                                                             SHARES
Name, Date of Birth and Business                             OWNED AS                   % OF FUND
Experience During the Past 5 Years                          OF 2/21/97                    OWNED
--------------------------------------------------------------------------------------------------
*Shelby M.C. Davis 03/20/37                                  DHIF=   -0-                   -0-
Employee of Capital Ideas, Inc. (financial                   DTFHIF= -0-                   -0-
consulting firm); Director, Chief Executive
Officer and Chairman, Venture Advisers,
Inc.; Consultant to Fiduciary Trust
Company International; Director, Shelby
Cullom Davis Financial Consultants, Inc.;
Shareholder of 98% of Venture Advisers, Inc.


Wesley E. Bass, Jr. (8/21/31)                                DHIF=   -0-                   -0-
President, Bass & Associates (Financial Consulting           DTFHIF= -0-                   -0-
Firm); formerly, First Deputy City Treasurer, City
of Chicago, and Executive Vice President, Chicago
Title and Trust Company.

Marc P. Blum (9/9/42)                                        DHIF=   1,956.314               0.019
Chief Executive Officer, World Total Return                  DTFHIF= 1,117.914               0.020
Fund, L.P. (a private investment fund);
Member, Gordon, Feinblatt,
Rothman, Hoffberger and Hollander,
LLC (attorneys); Director, Mid-Atlantic
Realty Trust.

Eugene M. Feinblatt (10/28/19)                               DHIF=   4,447.770             0.044
Of Counsel to Gordon, Feinblatt, Rothman,                    DTFHIF= 1332.729              0.024
Hoffberger and Hollander, LLC (attorneys).

Jerry D. Geist (5/23/34)                                     DHIF=   6,172.455             0.060
Chairman, Santa Fe Center Enterprises;                       DTFHIF=   438.577             0.008
President and Chief Executive Officer,
Howard Energy International
Utilities; Directors, CH2M Hill, Inc.;
Retired Chairman and President, Public
Service Company of New Mexico.

D. James Guzy (3/7/36)                                       DHIF=   47,912.353            0.470
Chairman, PLX Technology, Inc. (manufacturer                 DTFHIF=  1,153.526            0.021
of semi-conductor circuits); Director, Intel Corp.
(manufacturer of semi-conductor circuits), Cirrus
Logic Corp. (manufacturer of semi-conductor
circuits) and Alliance Technology Fund
(a mutual fund).

G. Bernard Hamilton (3/18/37)                                DHIF=   271.431               0.003
Managing General Partner, Avanti Partners,                   DTFHIF= 176.586               0.003
L.P.

Lawrence W. Levine (4/9/31)                                  DHIF=   9,583.256             0.094
Partner, Bigham, Englar, Jones and Houston                   DTFHIF= 1,136.752             0.021
(attorneys); United States Counsel to Aerolineas
Argentina; Director of various private companies.

Edwin R. Werner (4/1/22)                                     DHIF=   16,821.198            0.165
President, The Estate at North Hills New York;               DTFHIF= 16,036.000            0.293
formerly, Chairman  and CEO, Empire Blue Cross
and Blue Shield of New York.



Directors Being Considered for Election

Christian R. Sonne (5/6/36)                                  DHIF=   -0-                   -0-
General Partner of Tuxedo Park Associates (a land
holding and development firm); President and
Chief Executive Officer of Mulford Securities
Corporation (a private investment fund) until 1990;
formerly, Vice President of Goldman Sachs &
Company (investment banking).

LeRoy Hoffberger (6/8/25)                                    DHIF=   271.431               0.003
Of Counsel to Gordon, Feinblatt, Rothman,
Hoffberger and Hollander, LLC
(attorneys); Chairman, Mid-Atlantic Realty
Trust; Director and President,  CPC, Inc.
(a real estate company); Director and Vice
President, Merchant  Terminal Corporation;
 formerly, Director of Equitable Bancorporation,
Equitable Bank and Maryland National Bank;
and formerly, Director and President,
O-W Fund, Inc. (a private investment fund).


*Jeremy Biggs (8/16/35)                                      DHIF=   -0-                   -0-
Consultant to the Adviser; Director, Van Eck
Funds; Vice Chairman, Head of Equity Research
Department, Chairman of the U.S. Investment
Policy Committee and member of the International
Investment Committee of Fiduciary Trust Company
International.

     Legend:  DHIF-Davis High Income Fund, Inc.
              DTFHIF- Davis Tas-Free High Income Fund, Inc.

     The directors considered by the Funds to be "interested persons" of the Funds, as defined in the Investment Company Act of 1940, are each noted above by a single asterisk. Messrs. Davis and Biggs are "interested persons" because of their positions with the Funds and their affiliations with and stock ownership in the sole general partner of the Fund's Adviser. The other directors are hereinafter referred to as the "Noninterested Directors."

     As of February 21, 1997, the Fund's directors and officers as a group were deemed to beneficially own (i) 113,965.980 shares of Davis High Income, constituting approximately 1.117% of such Fund; and
(ii)22,112.415 shares of Davis Tax-Free constituting approximately 0.404% of such Fund.



                OTHER INFORMATION REGARDING DIRECTORS

Directors' Compensation Schedule

     During the fiscal years ended September 30, 1996 and March 31, 1996, Davis Tax-Free High Income Fund and Davis High Income Fund, respectively, paid to the non-interested directors the following compensation:



                         Davis Tax-Free       Fiscal Year       Davis        Fiscal Year
                          High Income        ended 9/30/96   High Income     ended 3/31/96
                            Fund            Total Complex        Fund         Total Complex
Name                     Compensation       Compensation    Compensation      Compensation
----                    --------------     -------------    ------------    ------------
Wesley E. Bass             5,375             24,250           2,250           24,375
Marc P. Blum               5,150             23,550           2,100           23,600
Eugene M. Feinblatt        4,600             20,900           1,800           20,950
Jerry D. Geist             4,500             20,550           1,750           20,550
D. James Guzy              5,150             23,700           2,150           23,750
G. Bernard Hamilton        5,000             23,300           2,050           23,300
LeRoy E. Hoffberger        5,150             23,500           2,100           23,550
Laurence W. Levin          5,150             23,500           2,100           23,550
Christian R. Sonne         5,050             23,450           2,050           23,350
Edwin R. Werner            5,000             23,300           2,050           23,300

     Complex compensation is the aggregate compensation paid, for services as a director, by all mutual funds with the same investment adviser.

     During the last fiscal year, the Board of Directors held four meetings. The Board of Directors has an Audit Committee, whose current members are Wesley E. Bass, Marc P. Blum, Eugene M. Feinblatt, D. James Guzy, LeRoy E. Hoffberger, Laurence W. Levine, Christian R. Sonne. The functions of the Committee include (i) making recommendations to the Board of Directors as to which firm of independent public accountants will be selected by the Board of Directors (subject to shareholder ratification); (ii) meeting with the auditors and reviewing the methods, scope and results of audits and the fees charged; and (iii) reviewing the adequacy of the Fund's internal accounting procedures and controls. The Audit Committee met once in the Fund's last fiscal year.


                               MISCELLANEOUS

Certain shareholders of the funds

Davis High Income:

     As of the Record Date, Currie and Co., P.O. Box 3199, Church Street Station, New York, NY 10008 held 721,206.080 shares of Davis High
Income Class A, constituting 7.07% of such Fund's total outstanding shares. As of such date, National City Bank TTEE, FBO McKeesport Hospital TR, P.O. Box 94777, Cleveland, OH 44101 held 901,071.800 shares of Davis High Income Class A, constituting 8.83% of such Fund's total outstanding shares.



Davis Tax-Free High Income:

     As of the Record Date, Charles M. Manley, Lucinda M. Manley JT Ten, 3444 Pepperidge Dr., San Jose, CA, 95148 held 379,573.685 shares of Davis Tax-Free High Income Class A, constituting 6.94% of such Fund's total outstanding shares.

Shareholder meetings

     The Funds are not required to hold annual shareholder meetings but do hold special meetings as required or deemed desirable. Since regular meetings of shareholders are not held, the anticipated date of the next shareholder meetings cannot be provided. Any shareholder proposal which may properly be included in the proxy solicitation material for a shareholder meeting must be received by a Fund within a reasonable time prior to the date proxy statements are mailed to shareholders. Submission of a proposal, however, does not guarantee its inclusion for consideration at a meeting since certain requirements under the federal securities laws apply.

Other matters

     The Boards know of no matters which are to be brought before the 1997 Special Meetings other than as set forth above. However, if any other matters properly come before the 1997 Special Meetings, the persons named in the enclosed form of proxy intend to vote such proxy with their best judgment on such matters.

Shareholder report

     A shareholder may, without charge, receive a copy of the Annual Report of Davis High Income Fund, Inc. for the fiscal year ended March 31, 1996 or the Annual Report of Davis Tax-Free High Income Fund, Inc. for the fiscal year ended September 30, 1996 by calling toll free
18002790279 or writing to the Funds at the address noted above.



                                                                   EXHIBIT A




Re: SubAdvisory Agreement for Davis High Income Fund, Inc.

     This is to confirm that Davis Selected Advisers, L.P. (the "Adviser") is retaining Davis Selected Advisers - NY, Inc. ("DSA-NY") as investment subadviser for the portfolio of Davis High Income Fund, Inc. (the "Fund").

The terms and conditions of your retention are as follows:

1. DSA-NY shall act as an investment subadviser for the Fund and will provide such investment management and research services as the Adviser shall request subject to the general supervision of the Board of Directors of the Fund, Davis Selected Advisers, L.P. (the "Adviser") and to any applicable provisions as in effect from time to time of (a) the Articles of Incorporation and Bylaws of the Fund, (b) the prospectus, statement of additional information and other information set forth in the Fund's registration documents under the Securities Act of 1933 and the Investment Company Act of 1940 ("1940 Act"), including any supplements thereto, (c) the Investment Advisory Agreement between the Adviser and the Fund (the "Investment Advisory Agreement"), the Adviser's and the Fund's Code of Ethics and (d) any additional policies or guidelines established by the Fund's Board of Directors or the Adviser. DSA-NY acknowledges receipt of copies of the above documents as in effect on the date of acceptance of this letter. The Adviser agrees that it will promptly deliver to DSA-NY any amendments, changes or additions of or to these documents.

2. DSA-NY agrees that all securities transactions will conform to (a) the stated objectives and policies of the Fund, (b) the brokerage policies set forth in the Investment Advisory Agreement (which are hereby incorporated by reference herein) and the registration documents, and (c) those investment and brokerage policies or guidelines directed by the Board of Directors of the Fund, any committee thereof and the Adviser.

3. DSA-NY shall be an independent contractor. Unless otherwise expressly provided or authorized hereunder, or by the Board of Directors of the Fund, DSA-NY shall have no authority to represent the Fund or the Adviser in any way or otherwise be an agent of the Adviser or the Fund, except with regard to the execution of securities transactions on behalf of the Fund with registered broker/dealers, including broker/dealers affiliated with the Adviser, provided transactions with affiliated broker/dealers comply with Rule 17e1 of the 1940 Act.

4. DSA-NY shall provide the Adviser with any reports, analyses or other documentation the Adviser requests including those related to placement of security transactions, its administrative responsibilities and its responsibility to monitor compliance with stated investment objectives, policies and limitations and the investment performance of the Fund.
DSA-NY agrees, directly or through an agent, to provide daily information in respect to any portfolio transactions of the Fund to the Adviser. DSA-NY agrees to provide all documentation reasonably required by the Adviser to maintain the Fund's accounting records in accordance with the 1940 Act and the Investment Advisers Act of 1940 and the regulations issued thereunder, and to preserve copies of all documents and records related to asset transactions, positions and valuations related to the Fund in the manner and for the periods prescribed by such regulations. DSA-NY further agrees that all documents and records it maintains relating to the Fund, are the property of the Fund and will be surrendered to the Adviser or the Fund upon the request of either. DSA-NY agrees to provide information and to allow inspection of such documents and records at reasonable times by any authorized representative of the Adviser, the Fund's Board of Directors or any committee thereof, the Fund's independent public accountants or appropriate regulatory authorities. DSA-NY shall provide to the Adviser a copy of its Form ADV as filed with the SEC and as amended from time to time and a written list of persons DSA-NY has authorized to give written and/or oral instructions to the Adviser and the Fund custodian.

5. DSA-NY agrees to make its personnel who are engaged in activities on behalf of the Fund available at reasonable times for consultations with the Adviser's personnel and the Fund's Board of Directors or any committee thereof, including attendance at their meetings, wherever situated. In addition, personnel of DSA-NY, at the request of the Adviser, will attend other meetings to be scheduled at mutually convenient times.

6. DSA-NY agrees to provide all office facilities, equipment and personnel needed for carrying out its duties hereunder at its own expense.
In addition, DSA-NY shall, if requested by the Adviser or the Fund, employ at its own expense and subject to the prior written approval of the Adviser which approval shall not be unreasonably withheld (i) a public auditing firm, (ii) attorneys and (iii) such other professional staff as in the sole discretion of the Adviser are necessary to assure the fulfillment of the terms and conditions of this agreement.

7. It is agreed that DSA-NY's services are not to be deemed exclusive and DSA-NY shall be free to render similar services or other services to others provided that (i) its services hereunder are not impaired and are not in violation of federal or state securities laws and (ii) that it shall not provide services to any registered investment company other than the Fund or other investment companies managed by the Adviser without the Adviser's prior express written permission.

8. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations or duties hereunder, DSA-NY, its officers, directors and employees shall not be subject to liability for any act or omission in the cause of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security. In the event of any claim, arbitration, suit, or administrative proceedings in which DSA-NY or the Adviser is a party and in which it is finally determined that there is liability or wrongdoing by only one of us, the party liable or found to be the wrongdoer shall pay for all liability and expenses of such claim or proceeding including reasonable attorneys' fees. If it is determined that there is liability or wrongdoing by both or none of us, then each shall pay their own liability and expenses. In the event of any settlement of any such claim, arbitration, suit or proceeding before final determination by a court or arbitrator(s), the liability and expenses shall be assumed as agreed between the parties, but if there is no agreement within thirty (30) days of such settlement, then the assumption of liability and expenses shall be settled by arbitration, in accordance with the then applicable rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator shall be final and binding and may be entered in any court having jurisdiction. The parties shall pay for their own costs and expenses in respect to any such arbitration and such costs may be included in the arbitrator's award.

9. As investment subadviser, DSA-NY understands that it will be responsible for complying with all provisions of applicable law, including the 1940 Act, the Investment Advisers Act of 1940, and the Insider
Trading and Securities Fraud Enforcement Act of 1988 and all rules and regulations thereunder. DSA-NY agrees to adopt and comply with the "Code of Ethics of and for Davis Selected Advisers, L.P. and the Companies For Which It Acts As Investment Adviser" as in effect from time to time and to keep in effect a policy and supervisory procedures designed to prevent insider trading.

10. The parties acknowledge that DSA-NY is controlled by or under common control with the Adviser. The Adviser shall pay DSA-NY all reasonable direct and indirect costs associated with the maintenance of an office and the performance of the terms of this Agreement. The Adviser shall also reimburse expenses expressly approved for reimbursement by the Adviser. Payment for DSA-NY's services and reimbursement of expenses approved by the Adviser shall be made monthly, in arrears, by the 15th day of the following month.

11. This Agreement shall become effective on the later of December 1, 1996 or the first business day after the date this Agreement is approved in accordance with the 1940 Act (provided that it is reflected in an effective posteffective amendment under the Securities Act of 1933 and the 1940 Act). Unless sooner terminated as hereunder provided, it shall initially remain in effect for a period not exceeding two years. Thereafter, subject to the termination provisions herein, this Agreement shall continue in force from year to year thereafter, but only as long as such continuance is specifically approved at least annually in the manner required by the 1940 Act; provided, however, that if the continuation of this Agreement is not approved, DSA-NY may continue to serve in the manner and to the extent permitted by the 1940 Act and the rules and regulations thereunder.

12. This Agreement shall automatically terminate immediately in the event of its assignment (except as otherwise permitted by the 1940 Act or rules thereunder) or in the event of the termination of the Investment Advisory Agreement. This Agreement may be terminated without payment of any penalty at any time (a) upon sixty (60) days' written notice to DSA-NY by the Adviser or upon such sixty (60) days' written notice to DSA-NY by the Fund pursuant to action by its Board of Directors or by the vote of a majority of the outstanding voting securities of the Fund, or (b) upon sixty (60) days' written notice by DSA-NY to the Adviser. The terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the meaning set forth in the 1940 Act and the rules and regulations thereunder. Termination of this Agreement shall not affect DSA-NY's right to receive payments on any unpaid balance of the compensation earned and reimbursable expenses incurred prior to such termination. Upon receipt of notification of termination as provided above DSA-NY shall immediately cease all activities in connection with the Fund except as otherwise directed by the Adviser.

13. DSA-NY agrees that it shall abide by the terms of the agreement of the Adviser with the Fund as to the names of the Fund and the Adviser and shall not use the name of the Adviser or the Fund without the prior written consent of the Adviser or the Fund.

14. If any provisions of this Agreement shall be held or made invalid by a court decision, statute or rule or otherwise, the remainder shall not be thereby affected.

15. This Agreement shall be construed according to the laws of the State of New Mexico. It may be executed in counterparts each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

     If the foregoing terms and conditions are acceptable to you, please acknowledge in the space provided. Upon your acceptance, the retention and the mutual obligations in respect thereto shall be effective as provided herein.




Sincerely,

Davis Selected Advisers, L.P.
By Venture Advisers, Inc.,
   General Partner



By: --------------------------------

Its:--------------------------------


Accepted and Approved this 1st day of December, 1996



Davis Selected Advisers - NY, Inc.


By:--------------------------------
Its:--------------------------------





Re: SubAdvisory Agreement for Davis Tax-Free High Income Fund, Inc.

     This is to confirm that Davis Selected Advisers, L.P. (the "Adviser") is retaining Davis Selected Advisers - NY, Inc. ("DSA-NY") as investment subadviser for the portfolio of Davis Tax-Free High Income Fund, Inc.
(the "Fund").

     The terms and conditions of your retention are as follows:

1. DSA-NY shall act as an investment subadviser for the Fund and will provide such investment management and research services as the Adviser shall request subject to the general supervision of the Board of Directors of the Fund, Davis Selected Advisers, L.P. (the "Adviser") and to any applicable provisions as in effect from time to time of (a) the Articles of Incorporation and Bylaws of the Fund, (b) the prospectus, statement of additional information and other information set forth in the Fund's registration documents under the Securities Act of 1933 and the Investment Company Act of 1940 ("1940 Act"), including any supplements thereto, (c) the Investment Advisory Agreement between the Adviser and the Fund (the "Investment Advisory Agreement"), the Adviser's and the Fund's Code of Ethics and (d) any additional policies or guidelines established by the Fund's Board of Directors or the Adviser. DSA-NY acknowledges receipt of copies of the above documents as in effect on the date of acceptance of this letter. The Adviser agrees that it will promptly deliver to DSA-NY any amendments, changes or additions of or to these documents.

2. DSA-NY agrees that all securities transactions will conform to (a) the stated objectives and policies of the Fund, (b) the brokerage policies set forth in the Investment Advisory Agreement (which are hereby incorporated by reference herein) and the registration documents, and (c) those investment and brokerage policies or guidelines directed by the Board of Directors of the Fund, any committee thereof and the Adviser.

3. DSA-NY shall be an independent contractor. Unless otherwise expressly provided or authorized hereunder, or by the Board of Directors of the Fund, DSA-NY shall have no authority to represent the Fund or the Adviser in any way or otherwise be an agent of the Adviser or the Fund, except with regard to the execution of securities transactions on behalf of the Fund with registered broker/dealers, including broker/dealers affiliated with the Adviser, provided transactions with affiliated broker/dealers comply with Rule 17e1 of the 1940 Act.

4. DSA-NY shall provide the Adviser with any reports, analyses or other documentation the Adviser requests including those related to placement of security transactions, its administrative responsibilities and its responsibility to monitor compliance with stated investment objectives, policies and limitations and the investment performance of the Fund.
DSA-NY agrees, directly or through an agent, to provide daily information in respect to any portfolio transactions of the Fund to the Adviser. DSA-NY agrees to provide all documentation reasonably required by the Adviser to maintain the Fund's accounting records in accordance with the 1940 Act and the Investment Advisers Act of 1940 and the regulations issued thereunder, and to preserve copies of all documents and records related to asset transactions, positions and valuations related to the Fund in the manner and for the periods prescribed by such regulations. DSA-NY further agrees that all documents and records it maintains relating to the Fund, are the property of the Fund and will be surrendered to the Adviser or the Fund upon the request of either. DSA-NY agrees to provide information and to allow inspection of such documents and records at reasonable times by any authorized representative of the Adviser, the Fund's Board of Directors or any committee thereof, the Fund's independent public accountants or appropriate regulatory authorities. DSA-NY shall provide to the Adviser a copy of its Form ADV as filed with the SEC and as amended from time to time and a written list of persons DSA-NY has authorized to give written and/or oral instructions to the Adviser and the Fund custodian.

5. DSA-NY agrees to make its personnel who are engaged in activities on behalf of the Fund available at reasonable times for consultations with the Adviser's personnel and the Fund's Board of Directors or any committee thereof, including attendance at their meetings, wherever situated. In addition, personnel of DSA-NY, at the request of the Adviser, will attend other meetings to be scheduled at mutually convenient times.

6. DSA-NY agrees to provide all office facilities, equipment and personnel needed for carrying out its duties hereunder at its own expense. In addition, DSA-NY shall, if requested by the Adviser or the Fund, employ at its own expense and subject to the prior written approval of the Adviser which approval shall not be unreasonably withheld (i) a public auditing firm, (ii) attorneys and (iii) such other professional staff as in the sole discretion of the Adviser are necessary to assure the fulfillment of the terms and conditions of this agreement.

7. It is agreed that DSA-NY's services are not to be deemed exclusive and DSA-NY shall be free to render similar services or other services to others provided that (i) its services hereunder are not impaired and are not in violation of federal or state securities laws and (ii) that it shall not provide services to any registered investment company other than the Fund or other investment companies managed by the Adviser without the Adviser's prior express written permission.

8. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations or duties hereunder, DSA-NY, its officers, directors and employees shall not be subject to liability for any act or omission in the cause of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security. In the event of any claim, arbitration, suit, or administrative proceedings in which DSA-NY or the Adviser is a party and in which it is finally determined that there is liability or wrongdoing by only one of us, the party liable or found to be the wrongdoer shall pay for all liability and expenses of such claim or proceeding including reasonable attorneys' fees. If it is determined that there is liability or wrongdoing by both or none of us, then each shall pay their own liability and expenses. In the event of any settlement of any such claim, arbitration, suit or proceeding before final determination by a court or arbitrator(s), the liability and expenses shall be assumed as agreed between the parties, but if there is no agreement within thirty (30) days of such settlement, then the assumption of liability and expenses shall be settled by arbitration, in accordance with the then applicable rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator shall be final and binding and may be entered in any court having jurisdiction. The parties shall pay for their own costs and expenses in respect to any such arbitration and such costs may be included in the arbitrator's award.

9. As investment subadviser, DSA-NY understands that it will be responsible for complying with all provisions of applicable law, including the 1940 Act, the Investment Advisers Act of 1940, and the Insider
Trading and Securities Fraud Enforcement Act of 1988 and all rules and regulations thereunder. DSA-NY agrees to adopt and comply with the "Code of Ethics of and for Davis Selected Advisers, L.P. and the Companies For Which It Acts As Investment Adviser" as in effect from time to time and to keep in effect a policy and supervisory procedures designed to prevent insider trading.

10. The parties acknowledge that DSA-NY is controlled by or under common control with the Adviser. The Adviser shall pay DSA-NY all reasonable direct and indirect costs associated with the maintenance of an office and the performance of the terms of this Agreement. The Adviser shall also reimburse expenses expressly approved for reimbursement by the Adviser. Payment for DSA-NY's services and reimbursement of expenses approved by the Adviser shall be made monthly, in arrears, by the 15th day of the following month.

11. This Agreement shall become effective on the later of December 1, 1996 or the first business day after the date this Agreement is approved in accordance with the 1940 Act (provided that it is reflected in an effective posteffective amendment under the Securities Act of 1933 and the 1940 Act). Unless sooner terminated as hereunder provided, it shall initially remain in effect for a period not exceeding two years. Thereafter, subject to the termination provisions herein, this Agreement shall continue in force from year to year thereafter, but only as long as such continuance is specifically approved at least annually in the manner required by the 1940 Act; provided, however, that if the continuation of this Agreement is not approved, DSA-NY may continue to serve in the manner and to the extent permitted by the 1940 Act and the rules and regulations thereunder.

12. This Agreement shall automatically terminate immediately in the event of its assignment (except as otherwise permitted by the 1940 Act or rules thereunder) or in the event of the termination of the Investment Advisory Agreement. This Agreement may be terminated without payment of any penalty at any time (a) upon sixty (60) days' written notice to DSA-NY by the Adviser or upon such sixty (60) days' written notice to DSA-NY by the Fund pursuant to action by its Board of Directors or by the vote of a majority of the outstanding voting securities of the Fund, or (b) upon sixty (60) days' written notice by DSA-NY to the Adviser. The terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the meaning set forth in the 1940 Act and the rules and regulations thereunder. Termination of this Agreement shall not affect DSA-NY's right to receive payments on any unpaid balance of the compensation earned and reimbursable expenses incurred prior to such termination. Upon receipt of notification of termination as provided above DSA-NY shall immediately cease all activities in connection with the Fund except as otherwise directed by the Adviser.

13. DSA-NY agrees that it shall abide by the terms of the agreement of the Adviser with the Fund as to the names of the Fund and the Adviser and shall not use the name of the Adviser or the Fund without the prior written consent of the Adviser or the Fund.

14. If any provisions of this Agreement shall be held or made invalid by a court decision, statute or rule or otherwise, the remainder shall not be thereby affected.

15. This Agreement shall be construed according to the laws of the State of New Mexico. It may be executed in counterparts each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

If the foregoing terms and conditions are acceptable to you, please acknowledge in the space provided. Upon your acceptance, the retention and the mutual obligations in respect thereto shall be effective as provided herein.




Sincerely,

Davis Selected Advisers, L.P.
By Venture Advisers, Inc.,
      General Partner



By:--------------------------------

Its:--------------------------------


Accepted and Approved this 1st day of December, 1996



Davis Selected Advisers - NY, Inc.


By:--------------------------------
Its:-------------------------------

                       DAVIS HIGH INCOME FUND, INC.

               Proxy Solicited on Behalf of the Board of Directors

      The undersigned acknowledges receipt of the Proxy Statement and hereby appoints Carl Luff, Eileen Street, Andrew Davis and each of them, the proxies of the undersigned with full power of substitution to vote at the Special Meeting of Shareholders of Davis High Income Fund, Inc. to be held at 124 East Marcy Street, Santa Fe, New Mexico on Thursday, March 25, 1997 at 9:30 A.M. Mountain time, and at any adjournments thereof, all of said fund's shares the undersigned is entitled to vote as follows:

      This proxy will be voted as specified herein. If no specification is made, it will be voted FOR the proposals.

1.                                PROPOSED SUB-ADVISORY AGREEMENT.

    FOR               AGAINST           ABSTAIN




2.                                ELECTION OF CHRISTIAN R. SONNE, LeROY E.
                                  HOFFBERGER AND JEREMY H. BIGGS

    FOR               AGAINST           ABSTAIN




TO VALIDATE YOUR PROXY, THIS CARD MUST BE PROPERLY SIGNED AND
DATED ON REVERSE SIDE AND RETURNED.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD, USING THE
ENCLOSED ENVELOPE.

                                      Date:_____________________________, 1997



                                      ________________________________________
                                            Signature


                                      ________________________________________
                                            Signature

                                                         NOTE:  Signature(s)
                                          should match name(s) as printed on
                                          this proxy.  If shares are held in
                                          name of custodian for a minor or as
                                          trustee, executor, or administrator,
                                          this proxy must be signed by such
                                          custodian, trustee, executor or
                                          administrator, as the case may be.
                                          Please indicate such fiduciary title.